SECURITY AGREEMENT                           1201
                                    (GENERAL)

Section 1. ---------------------------------------------------------------------
                                     (Name)

-----------------------------------------------------------------------, Oregon
(No. and Street)              (City, Zip)                 (County)

(hereinafter called the debtor), for a valuable consideration, receipt whereof hereby is acknowledged, hereby grants to ---------------------------------
--------------------------------------------------------------------------------
(hereinafter called the secured party), whose address is -------------------------------- a security interest in the following described property together with all accessories, substitutions, additions, replacements, parts and accessions affixed to or used in connection therewith, as well as the products and proceeds thereof (all hereinafter called "the Collateral"):



to secure payment of the debtor's debt to the secured party as evidenced hereby and by debtor's note of even date herewith payable to the secured party in the amount of $----------- payable on the terms, at the times as set forth in said note; (delete remainder of this sentence if not applicable) also to secure any and all other liabilities, direct and indirect, absolute or contingent, now existing or hereafter arising from the debtor to the secured party. (Said note and said liabilities hereinafter collectively are called "the obligations.") Debtor agrees to pay said note and obligations and if any portion thereof, principal or interest, is not paid when due and such default continues for more than 10 days, debtor agrees to pay, in addition to the foregoing, the reasonable collection costs of the secured party plus reasonable attorney's fees incurred in any suit or action, including any appeal taken therefrom.

Section 2. The debtor hereby warrants and convenants that:

     2.1 The Collateral is primarily for debtor's --- personal, family or household purposes, --- business or commercial purposes (indicate which); and if any part of the Collateral is being acquired, in whole or in part, with the proceeds of the said note, the secured party may disburse directly to the seller of the Collateral.

     2.2 At all times the Collateral will be kept at ---------------------------
                                                            (No. and Street)
--------------------------------------------------------------------------------
                                  (City, Zip)
--------------------------------------------------------------------------------
(County), Oregon and shall not be removed from said location, in whole or in part, until such time as written consent to a change of location is obtained by debtor from the secured party.

     2.3 If the Collateral is bought or used primarily for business or commercial purposes, the debtor's principal place of business in Oregon is located at the place shown at the beginning of this agreement; debtor also has places of business in the following other Oregon counties: ------------- -------------------------------------------------------------------------------;
if debtor has no place of business in Oregon but resides therein, the county in which debtor resides is ------------------------------ County in said state.

     2.4 If debtor is a corporation, it is organized and existing under the laws of the State of ---------------------, its principal office and place of business is located at ------------- ------------------------------- and its
principal office and place of business in Oregon is located at the place shown at the beginning of this agreement.

     2.5 If the Collateral is or is to become attached to real estate, a description of the real estate is:





In --------------------------County, Oregon, and if the Collateral is attached to real estate prior to the perfection of the security interest granted hereby, the debtor will, on the demand of the secured party, furnish the latter with disclaimers or subordination agreements in form suitable to the secured party, signed by all persons having an interest in said real estate or any interest in the Collateral which is prior to the secured party's interest.

     2.6 If the Collateral is crops, a description of the land on which the crops are growing or are to be grown in:






in ----------------------------------------- County, Oregon.

     2.7 If any motor vehicles are included in the above described Collateral, the secured party's security interest is to be noted on each certificate of title and each of said certificates shall be deposited with and kept by the secured party.

                         -------------------------------

Section 3.  SPECIAL TERMS AND CONDITIONS:




This agreement is subject to the additional provisions set forth on the reverse hereof, the same being incorporated herein by reference. The debtor acknowledges receipt of a complete executed copy of this agreement.

                     Executed and delivered in duplicate on --------------, 19--

-----------------------------------          -----------------------------------
          (Secured Party)
By---------------------------------          -----------------------------------

        ---------------------------          -----------------------------------
               (Phone Number)                        (Signature of Debtor)

------------------
NOTE: IF THE ABOVE CONTRACT IS A CONSUMER CREDIT TRANSACTION AND THEREFORE WITHIN THE PURVIEW OF THE TRUTH-IN-LENDING ACT AND REGULATION Z, THE SECURED PARTY MUST COMPLY WITH THE ACT AND THE REGULATION BY MAKING THE REQUIRED DISCLOSURES TO THE DEBTOR; FOR THIS PURPOSE USE STEVENS-NESS FORM NO. 1318, OR EQUIVALENT. THIS FORM NOT SUITABLE IN CONNECTION WITH SALES OF MOTOR VEHICLES OR OTHER GOODS IN RETAIL INSTALLMENT
       TRANSACTIONS. SEE COMPLETE LIST OF SECURITY AGREEMENTS AND RETAIL INSTALLMENT CONTRACTS.

FORM NO. 1201--SECURITY AGREEMENT--GENERAL.
Stevens-Ness Law Publishing Co.    (C) 1989
Portland, Oregon  97204                  ON

                              ADDITIONAL PROVISIONS

Section 4. The debtor hereby further warrants and covenants that:

     4.1 No financing statement covering any of the Collateral described on the reverse hereof, or the products or proceeds thereof, is on file in any public office. The debtor is the owner of said Collateral and each and every part thereof free from any prior lien, security interest or encumbrance and will defend the Collateral against the claims and demands of all persons whomsoever.

     4.2 The debtor will not sell, exchange, lease or otherwise dispose of the Collateral, or any part thereof, or suffer or permit any lien, levy or attachment thereon or security interest therein or financing statement to be filed with reference thereto, other than that of the secured party.

     4.3 Debtor will maintain the Collateral in good condition and repair and preserve the same against waste, loss, damage or depreciation in value other than by reasonable wear. The debtor will not use any of the Collateral in violation of any law or public regulation. Secured party may examine and inspect the Collateral at any reasonable times, wherever located, and for that purpose hereby is authorized by debtor to enter any place or places where any part of the Collateral may be.

     4.4 Debtor will keep the Collateral fully insured against loss or damage by fire, theft, (and collision if applicable) and such other hazards as secured party from time to time require, with such deductible provisions, upon such terms, including loss payable and other endorsements, and in such company or companies as the secured party may approve; debtor immediately will deliver all policies to the secured party, to be retained by the latter in pledge to secure debtor's obligations hereunder, with irrevocable authority to adjust any loss, receive and receipt for any sum payable, surrender any policy, discharge and release any insurer, endorse in debtor's name any loss or refund check or draft and, in general, exercise in the name of the debtor or otherwise, any and all rights of the debtor in respect thereto or in respect to the proceeds thereof.

     4.5 Debtor will pay, when due, all taxes, license fees and assessments relative to the Collateral and its use and relative to the note and obligations secured hereby. Should debtor fail in the performance of any of the foregoing, the secured party may pay any security interest having priority hereto, may order and pay for the repair, maintenance and preservation of the Collateral, or any part thereof, may place and pay for any such insurance and may pay any such taxes; the debtor agrees to pay to the secured party on demand all of the latter's disbursements for any of said purposes with interest at ten percent per annum on all sums so paid from the date of payment until repaid. Repayment of all said sums shall be secured by this Security Agreement.

     4.6 The debtor agrees to notify the secured party promptly in writing of any change in debtor's business or residence address and in the location where the Collateral is kept.

     4.7 In the event of any assignment by the secured party of this agreement or secured party's rights hereunder, debtor will not assert as a defense, counterclaim, set-off or otherwise against secured party's assignee any claim, known or unknown, which debtor now has or claims to have or hereafter acquires against the secured party. However, notwithstanding any such assignment, secured party shall be liable to the debtor as if such assignment had not been made.

     4.8 The debtor will join with the secured party in executing, filing and doing whatever may be necessary under applicable law to perfect and continue the secured party's security interest in the Collateral, all at debtor's expense.

     4.9 Debtor hereby consents to any extension of time of payment and to any substitution, exchange or release of Collateral and to the addition to or release of any party or person primarily or secondarily liable for the obligations, or part thereof.

Section 5.     General Provisions:

     5.1 The note which this agreement secures is a separate instrument and may be negotiated, extended or renewed by the secured party without releasing the debtor, the Collateral or any guarantor or co-maker.

     5.2 All of the terms herein and the rights, duties and remedies of the parties shall be governed by the laws of Oregon. Any part of this agreement contrary to the law of any state having jurisdiction shall not invalidate other parts of this agreement in that state.

     5.3 All of the benefits of this agreement shall inure to the secured party, secured party's successors in interest and assigns and the obligations hereunder shall be binding upon the debtor, debtor's legal representatives, successors and assigns.

     5.4 If there be more than one debtor or a guarantor or co-maker of the note or this agreement, the obligation of each and all shall be primary and joint and several.

     5.5 The secured party shall not be deemed to have waived any rights under this or any other agreement executed by the debtor unless the waiver is in writing signed by the secured party. No delay in exercising secured party's rights shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

     5.6 Each notice from one to the other party to this agreement shall be sufficient if served personally or given by U.S. registered or certified mail, or by telegraph, addressed to the other party at the address set forth on the reverse hereof, or as said address may be changed by written notice, when notice is required, shall be deemed to be five days from the date of mailing.

     5.7 In construing this Security Agreement, the singular shall include the plural, all grammatical changes shall be made and implied so that this agreement shall apply equally to individuals, corporations and partnerships, all as the circumstances may require. Further, the debtor is the customer and the secured party is the creditor within the meaning of Regulation Z and the Truth-in-Lending Act. For any party hereto which is a corporation, this instrument has been executed by one of its officers or other person authorized to do so.

     5.8 A carbon impression of any signatures on any copy of this agreement shall be deemed, for all purposes, an original signature.

Section 6.  Default:

     6.1 Time is of the essence hereof. The debtor shall be in default under this agreement upon the occurrence of any of the following events or conditions:

     (a) Debtor's failure to pay, when due, the principal of or interest on said note or obligations, or any installment thereof;

     (b) Debtor's failure to keep, observe or perform any provision of this agreement or any other agreement between debtor and the secured party;

     (c) The discovery of any misrepresentation, or material falsity of any warranty, representation or statement made or furnished by debtor to the secured party whether or not in connection with this agreement;

     (d) Loss, theft, or destruction of or substantial damage to any of the Collateral;

     (e) The secured party deems or has reasonable cause to deem secured party's position insecure;

     (f) Failure or termination of the business of, or commencement of any insolvency or receivership proceedings by or against the debtor, or if the debtor, or any guarantor or co-maker of said note dies or becomes insolvent, and if debtor or any guarantor or co-maker of said note is a partnership, the death of any partner.

Section 7.  Remedies of Secured Party:

     7.1 Upon debtor's default, secured party shall have each and all of the rights and remedies granted to secured party by the Uniform Commercial Code of Oregon, by the said note and by this agreement and may declare the note and obligations immediately due and payable and may require debtor to assemble the Collateral and make it available to the secured party at a place to be designated by the secured party which is reasonably convenient to both parties. The debtor agrees to pay the secured party's reasonable attorney's fees and other expenses incurred by the latter in retaking, holding, preparing for sale, selling and realizing on said Collateral. Should suit or action be instituted on this agreement, on the said note or to replevy said Collateral, or any part thereof, the losing party shall pay (1), the prevailing party's reasonable attorney's fees to be fixed by the trial court and (2) on appeal, if any, similar fees in the appellate court to be fixed by the appellate court.